Exhibit 10.27

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of September 21, 2022, by and between SJ Fund, LLC (“Lender”), whose chief executive office is located at 15011 North 75th Street, Scottsdale, Arizona 85260 and Set Jet, Inc., a Nevada corporation (“Borrower” or the “Company”), whose address is 15011 North 75th Street, Scottsdale, Arizona 85260.

1. SECURITY INTEREST

Borrower hereby grants to Lender a security interest (the “Security Interest”) in all property or assets, or all rights or interests in property or assets, of Borrower, whether now owned or existing or hereafter acquired or arising and wherever located, and all proceeds and products thereof (collectively, the “Collateral”), including but not limited to:

(a) All accounts (including health-care-insurance receivables), accounts receivable, receivables, contract rights, rights to payment, chattel paper (including tangible chattel paper and electronic chattel paper), leases, instruments (including notes, promissory notes, and certificates of deposit), documents of title and general intangibles (including payment intangibles, computer programs and software, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, and rights to sue and recover for past infringement of patents, trademarks and copyrights);

(b) All inventory (including raw materials, work-in-process or materials used or consumed in the business of Borrower), whether in the possession of Borrower, warehouseman, bailee or any other person or entity;

(c) All machinery, furniture, fixtures, and other goods and equipment;

(d) All documents (including negotiable and nonnegotiable documents of title);

(e) All letter-of-credit rights;

(f) All monies, certificates of deposit, deposit accounts, investment properties (including all securities), whether or not held in a general or special account of deposit (including any account or deposit held jointly by Borrower with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law);

(g) All rights under contracts of insurance (including insurance refund claims) covering any of the above-described property;

(h) All attachments, accessions, tools, parts, supplies, increases and additions to and all replacements of and substitutions for any of the above-described property;

(i) All products of any of the above-described property;

(j) All proceeds of any of the above-described property;

(k) All supporting obligations of every nature of any of the above-described property;

(l) All books and records pertaining to any of the above-described property, including any computer readable memory and any computer hardware or software necessary to process such memory (collectively, the “Books and Records”); and

(m) All intellectual and/or other property and/or asset of any kind.

Note: Any defined term not set forth in this Agreement shall have the definition set forth in the Convertible Promissory Note in the amount of $1,500,000 of even date herewith, between the Company and Investor (the “Note”)

2. SECURED OBLIGATIONS

The Collateral shall secure, in such order of priority as Lender may elect, the following (collectively, the “Secured Obligations”):

(a) payment and performance of all obligations of Borrower under the terms of the Convertible Promissory Note, of even date herewith, between Borrower and Lender (the “Note”), together with all extensions, modifications, substitutions or renewals thereof, or other advances made thereunder;

(b) payment and performance of every obligation, covenant and agreement of Borrower contained in this Agreement, together with all extensions, modifications, substitutions or renewals hereof; and

(c) payment and performance of all other obligations and liabilities of Borrower to Lender, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by Lender by assignment or otherwise.

Unless Borrower shall have otherwise agreed in writing, the Secured Obligations, for purposes of this Agreement, shall not include “consumer credit” subject to the disclosure requirements of the Federal Truth in Lending Act or any regulations promulgated thereunder.

3. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents and warrants to Lender that:

3.1 Use. The Collateral is or will be used or produced primarily for business purposes of Borrower.

3.2 Location. The Collateral, including the Books and Records will be kept at the chief executive office of Borrower set forth in the preamble of this Agreement.

3.3 Business Names. Borrower does business under the name Set Jet and may possibly other names.

3.4 Other Agreements. The execution, delivery and performance by Borrower of t h e Note, this Agreement and all other instruments executed and relating to the Secured Obligations will not result in any breach of the terms and conditions or constitute a default under any agreement or instrument under which Borrower is a party or is obligated. Borrower is not in default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

3.5 Absence of Conflicting Obligations. The making, execution and performance of this Agreement to which Borrower is a party, and compliance with their respective terms do not violate or constitute a default under: (a) the Articles of Incorporation of Borrower; (b) any agreement, instrument or obligation to which Borrower is a party or by which it is bound; or (c) any presently existing law, governmental regulation, court decree, or order applicable to Borrower.

3.6 Priority. Subject to the Outstanding Security Interests, the Security Interest in the Collateral granted to Lender constitutes, and hereafter will constitute, a security interest of first priority. Lender acknowledges and consents to the existence of the following outstanding grants of security interests in the Collateral (the “Outstanding Security Interests”):

●	Nevada UCC file number 2017036128-9 (Secured Party: Gates Trust), which represents a security interest in respect of a performance obligation;

●	Nevada UCC file number 2017036129-1 (Secured Party: Vesper Properties II, LLC), which represents a security interest in respect of a performance obligation;

●	Nevada UCC file number 2019001881-8 (Secured Party: Vesper Properties II, LLC), which represents a security interest in respect of a performance obligation;

●	Nevada UCC file number 2019001883-2 (Secured Party: Gates Trust), which represents a security interest in respect of a performance obligation;

●	Nevada UCC file number 2022225413-7 (Secured Party: Blue Sky Services LLC)

3.7 Title. Borrower is the owner of, and has good title to, the Collateral free of all security interests or other encumbrances except the Permitted Liens (as defined in the Note) and the Outstanding Security Interests and the Security Interest, and no financing statement covering the Collateral is filed or recorded in any public office except with respect to Permitted Liens.

3.8 Authority. Borrower has the full power, authority and legal right to grant to Lender the Security Interest, and no further consent, authorization, approval or other action is required for the grant of the Security Interest or for Lender’s exercise of its rights and remedies under this Agreement, except as may be required in connection with the sale of the Collateral by Lender by the laws affecting the offering and sale of securities.

3.9 Chief Executive Office. The address of Borrower set forth in the preamble of this Agreement is the chief executive office of Borrower.

3.10 Obligors. Each account, chattel paper or general intangible included in the Collateral is genuine and enforceable in accordance with its terms against the party named therein who is obligated to pay the same (“Obligor”), and the security interests that are part of each item of chattel paper included in the Collateral are valid security interests subject only to Permitted Liens. Each Obligor is solvent, and the amount that Borrower has represented to Lender as owing by each Obligor is the amount actually and unconditionally owing by that Obligor, without deduction except for normal cash discounts where applicable. No Obligor has any defense, setoff, claim or counterclaim of a nature against Borrower that can be asserted against Lender whether in any proceeding to enforce the Security Interest or otherwise. Each document, instrument and chattel paper included in the Collateral is complete and regular on its face and free from evidence of forgery or alteration. No default has occurred in connection with any instrument, document or chattel paper included in the Collateral. No payment in connection therewith is overdue and no presentment, dishonor or protest has occurred in connection therewith.

3.11 Bank Accounts. Attached hereto as Schedule I is a schedule setting forth all bank accounts owned by Borrower, including the Borrower Operating Account.

4. COVENANTS OF BORROWER

4.1 Transfers. Borrower shall keep the Collateral free of all security interests or other encumbrances except the Security Interest and any Permitted Liens and Outstanding Security Interests. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Lender consents to any sale or other transfers of the Collateral.

4.2 Maintenance. Borrower shall keep and maintain the Collateral in good condition and repair and shall not use the Collateral in violation of any provision of this Agreement or any applicable statute, ordinance or regulation or any policy of insurance insuring the Collateral.

4.3 Insurance. Borrower shall provide and maintain insurance in accordance with the provisions of the Note.

4.4 Payments of Charges. Borrower shall pay when due all taxes, assessments and other charges which may be levied or assessed against the Collateral.

4.5 Fixtures and Accessions. Borrower shall prevent any portion of the Collateral that is not a fixture from being or becoming a fixture and shall prevent any portion of the Collateral from being or becoming an accession to other goods that are not part of the Collateral.

4.6 Motor Vehicles. If the Collateral includes motor vehicles, Borrower shall not remove or permit such motor vehicles to be removed from the State of their registration without the prior written notice to Lender, shall keep all titled vehicles properly registered and licensed, shall provide Lender with the license numbers of all titled vehicles, shall cause the Security Interest to be shown as a valid lien on the Certificate of Title for all titled vehicles and shall deliver lien filing receipts to Lender as evidence thereof.

4.7 Possession by Lender. Borrower, upon demand, shall promptly deliver to Lender all instruments, documents and chattel paper included in the Collateral. Borrower shall notify Lender immediately of any default by any Obligor in the payment or performance of its obligations with respect to any Collateral. Borrower, without Lender’s prior written consent, shall not make or agree to make any alteration, modification or cancellation of, or substitution for, or credit, adjustment or allowance on, any Collateral.

4.8 Notice to Lender. Without the prior written consent of Lender, Borrower shall not change: (i) the location of the Collateral, including, without limitation, the Books and Records; or (ii) the names under which it does business.

4.9 Inspections. Lender or its agents may inspect the Collateral at reasonable times and may enter into any premises where the Collateral is or may be located. Borrower shall keep the Books and Records in accordance with generally accepted accounting principles, to the extent applicable. Lender shall have free and complete access to the Books and Records and shall have the right to make extracts therefrom or copies thereof. Upon the request of Lender from time to time, Borrower shall submit up-to-date schedules of the accounts receivable comprising the Collateral in such detail as Lender may require and shall deliver to Lender confirming specific assignments of all accounts, instruments, documents and chattel paper included in such accounts receivable. At the end of each month, an accountant designated by Lender or its Affiliates shall review the Books and Records of Borrower, prepare financial statements and confirm that the funds advanced to Borrower pursuant to the Note have been used for the intended and agreed upon purposes. After the occurrence of any Event of Default (as defined below), upon the request of Lender, Borrower shall submit up-to-date schedules of inventory comprising the Collateral in such detail as Lender may require.

4.10 Defense of Collateral. Borrower, at its cost and expense, shall protect and defend this Agreement, all of the rights of Lender hereunder, and the Collateral against all claims and demands of other parties, including, without limitation, defenses, setoffs, claims and counterclaims asserted by any Obligor against Borrower and/or Lender. Borrower shall pay all claims and charges that in the opinion of Lender might prejudice, imperil or otherwise affect the Collateral or the Security Interest. Borrower shall promptly notify Lender of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

4.11 Perfection of Security Interest. The Security Interest, at all times, shall be perfected and except for any Permitted Liens shall be prior to any other interests in the Collateral. Borrower shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements, control agreements, and other documents requested by Lender to establish, maintain and continue the perfected Security Interest. Borrower further authorizes Lender to file an initial financing statement, including all necessary amendments, without any signature of Borrower, to perfect the Security Interest in the Collateral. Borrower, on written demand, shall promptly pay all costs and expenses of filing and recording, including, without limitation, the costs of any searches, deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the Security Interest.

4.12 Payment of Charges. If Borrower fails to pay any taxes, assessments, expenses or charges, or fails to keep all of the Collateral free from other security interests, encumbrances or claims except for Permitted Liens, or fails to keep the Collateral in good condition and repair, or fails to procure and maintain insurance thereon, or to perform otherwise as required herein, and provided that such failure continues unremedied for at least five additional days after written notice from Lender, Lender may advance the monies necessary to pay the same, to accomplish such repairs, to procure and maintain such insurance or to so perform. Lender is hereby authorized to enter upon any property in the possession or control of Borrower for such purposes.

4.13 Rights and Powers. All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including, without limitation, attorneys’ fees, shall be added to the Secured Obligations, shall be secured by the Collateral, shall bear interest at the highest rate payable on any of the Secured Obligations until paid, and shall be due and payable by Borrower to Lender immediately without demand.

5. COLLATERAL IN THE POSSESSION OF LENDER

5.1 Care. Lender shall use such reasonable care in handling, preserving and protecting the Collateral in its possession as it uses in handling similar property for its own account. Lender, however, shall have no liability for the loss, destruction, or disappearance of any Collateral unless there is affirmative proof of a lack of due care. A lack of due care shall not be implied solely by virtue of any loss, destruction or disappearance.

5.2 Preservation of Collateral. Borrower shall be solely responsible for taking any and all actions to preserve rights against all Obligors. Lender shall not be obligated to take any such actions whether or not the Collateral is in Lender’s possession. Borrower waives presentment and protest with respect to any instrument included in the Collateral on which Borrower is in any way liable and waives notice of any action taken by Lender with respect to any instrument, document or chattel paper included in any Collateral that is in the possession of Lender.

6. EVENTS OF DEFAULT; REMEDIES

6.1 Events of Default. The occurrence of any of the following events or conditions shall constitute an “Event of Default”:

(i) Any failure to pay any principal or interest or any other part of the Note when the same shall become due and payable, subject to any cure period contained in the Note, and any failure to pay any cost or expense set forth in the Note or this Agreement.

(ii) Borrower breaches any warranty or representation made herein, or fails to comply with any covenant or agreement contained in the Note, or Sections 4.1, 4.7 and 4.9 herein.

(iii) Borrower breaches any warranty or representation made herein (other than those which constitute an Event of Default under another clause of this Section 6), or fails to comply with any covenant or agreement made herein (other than those which constitute an Event of Default under another clause of this Section 6), and provided, (a) in the case of the failure to comply with Section 4.11 of this Agreement, such failure continues unremedied for a period of ten days after the earlier of knowledge by Borrower of such breach or notice thereof by Lender to Borrower, or (b) in any other such event, that such failure continues unremedied for a period of thirty days after the earlier of knowledge by Borrower of such breach or notice thereof by Lender to Borrower.

(iv) The abandonment by Borrower of all or any part of the Collateral.

(v) The loss, theft or destruction of, or any substantial damage to, any portion of the Collateral.

(vi) The occurrence of a Default or an Event of Default under and as defined in the Note or the Secured Obligations.

6.2 Remedies. Upon the occurrence of any Event of Default, and at any time while such Event of Default is continuing, Lender shall have the following rights and remedies and may do one or more of the following:

(i) Declare all or any part of the Note to be immediately due and payable and the same, with all costs and charges, shall be collectible thereupon by action at law.

(ii) Without further notice or demand and without legal process, take possession of the Collateral wherever found and, for this purpose, enter upon any property occupied by or in the control of Borrower. Borrower, upon demand by Lender, shall assemble the Collateral and deliver it to Lender or to a place designated by Lender that is reasonably convenient to both parties.

(iii) Operate the business of Borrower as a going concern, including, without limitation, extend sales or services to new customers and advance funds for such operation. Lender shall not be liable for any depreciation, loss, damage or injury to the Collateral or other property of Borrower as a result of such action. Borrower hereby waives any claim of trespass or replevin arising as a result of such action.

(iv) Pursue any legal or equitable remedy available to collect the Note to enforce its title in and right to possession of the Collateral and to enforce any and all other rights or remedies available to it.

(v) Upon obtaining possession of the Collateral or any part thereof, after written notice to Borrower as provided in Section 6.4 hereof, sell such Collateral at public or private sale either with or without having such Collateral at the place of sale. The proceeds of such sale, after deducting therefrom all expenses of Lender in taking, storing, repairing and selling the Collateral (including, without limitation, attorneys’ fees) shall be applied to the payment of the Note, and any surplus thereafter remaining shall be paid to Borrower or any other person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of the Collateral and the total amount of the Note, Borrower, upon demand, shall promptly pay the amount of such deficiency to Lender.

6.3 Purchase of Collateral. Lender, so far as may be lawful, may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Lender’s rights and remedies hereunder.

6.4 Notice. Any demand or notice of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall be deemed to be commercially reasonable and effective if such demand or notice is given to Borrower at least 30 days prior to such sale, disposition or other intended action, in the manner provided herein for the giving of notices.

6.5 Costs and Expenses. Borrower shall pay all costs and expenses of Lender, including, without limitation, costs of uniform commercial code searches, court costs and attorneys’ fees, incurred by Lender in enforcing payment and performance of the Note or in exercising the rights and remedies of Lender hereunder. All such costs and expenses shall be secured by this Agreement and by other lien and security documents securing the Note. In the event of any court proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender.

6.6 Additional Remedies. In addition to any remedies provided herein for an Event of Default, Lender shall have all the rights and remedies afforded a secured party under the UCC and all other legal and equitable remedies allowed under applicable law. No failure on the part of Lender to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Lender in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Event of Default is continuing. Lender may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of the Note after its due date, Lender shall not thereby waive the agreement contained herein that time is of the essence, nor shall Lender waiver either its right to require prompt payment or performance when due of the remainder of the Note or its right to consider the failure to so pay or perform an event of Default.

7. MISCELLANEOUS PROVISIONS

7.1 Power of Attorney. Borrower hereby appoints Lender as its true and lawful attorney- in-fact, with full power of substitution to do the following an uncured Event of Default: (i) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (ii) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (iii) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Borrower to execute and deliver its release and settlement for the claim; (iv) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Borrower, or otherwise, which in the sole and absolute discretion of Lender may seem to be necessary or advisable; and (v) to execute any documents necessary to perfect or continue the Security Interest. Notwithstanding the foregoing, Lender shall only be entitled to exercise the power of attorney with respect to items (i) through (iv) after and during the occurrence of an Event of Default. This power is a power coupled with an interest and is given as security for the Note, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

7.2 Indemnification. In addition to the indemnities contained in the Note, Borrower agrees to indemnify, defend, protect and hold harmless Lender, and its affiliates and their respective successors, assigns and shareholders and the directors, officers, employees, agents and attorneys of the foregoing (collectively, the “Indemnified Parties”) for, from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Parties are designated parties thereto) that may be imposed on, incurred by, or asserted against the Indemnified Parties, in any manner relating to or arising out of this Agreement (the “Indemnified Liabilities”). Notwithstanding the foregoing, Borrower shall have no obligation to indemnify, protect, defend, reimburse or hold harmless any of the Indemnified Parties for any Indemnified Liabilities to the extent arising from the gross negligence or willful misconduct of Lender, the managers or agents of Lender, or any of the other Indemnified Parties.

7.3 Other Security. The acceptance of this Agreement by Lender shall not be considered a waiver of or in any way to affect or impair any other security that Lender may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Note nor shall the taking by Lender at any time of any such additional security be construed as a waiver of or in any way to affect or impair the Security Interest. Lender may resort, for the payment or performance of the Note, to its several securities therefor in such order and manner as it may determine.

7.4 Actions by Lender. Without notice or demand, without affecting the obligations of Borrower hereunder, and without affecting the Security Interest or the priority thereof, Lender, from time to time, may: (i) extend the time for payment of all or any part of the Note, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Note: (ii) take and hold other security for the payment or performance of the Note and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) join in any extension or subordination agreement; or (iv) release any part of the Collateral from the Security Interest.

7.5 Waivers. Borrower waives and agrees not to assert: (i) any right to require Lender to proceed against any guarantor, to proceed against or exhaust any other security for the Note, to pursue any other remedy available to Lender, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshalling; (iii) the benefits of any statute of limitations affecting the enforcement hereof; (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Note; and (v) any benefit of, and any right to participate in, any other security now or hereafter held by Lender.

7.6 Definitions. All undefined capitalized terms used herein shall have the meaning given them in the Note. Otherwise the terms herein shall have the meanings in and be construed under the UCC. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to the accounting term under GAAP. Unless the context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the word “include(s)” means “include(s), without limitation,” and the word “including” means “including, without limitation”. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

7.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona, without regard to the choice of law rules of the State of Arizona.

7.8 Jurisdiction and Venue. Borrower hereby expressly agrees that in the event any actions or other legal proceedings are initiated by or against Borrower or Lender involving any alleged breach or failure by any party to pay, perform or observe any sums, obligations or covenants to be paid, performed or observed by it under this Agreement, or involving any other claims or allegations arising out of the transactions evidenced or contemplated by this Agreement, regardless of whether such actions or proceedings shall be for damages, specific performance or declaratory relief or otherwise, such actions, in the sole and absolute discretion of Lender, may be required to be brought in Maricopa County, Arizona; and Borrower hereby submits to the jurisdiction of the State of Arizona for such purposes and agrees that the venue of such actions or proceedings shall properly lie in Maricopa County, Arizona; and Borrower hereby waives any and all defenses to such jurisdiction and venue.

7.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

7.10 Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes all other prior understandings, oral or written, with respect to the subject matter hereof, and are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them.

7.11 Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

7.12 Section Headings. The section headings set forth in this Agreement are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Agreement.

7.13 Time of Essence. Time is of the essence of this Agreement and each and every provision hereof.

7.14 Severability. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.

7.15 Binding Nature. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. The term “Lender” shall include not only the original Lender hereunder but also any future owner and holder, including, without limitation, pledgees, of note or notes evidencing the Note. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

7.16 Construction. This Agreement shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Agreement. As used here, the words “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

7.17 Continuing Agreement. This is a continuing Agreement which shall remain in full force and effect until actual receipt by Borrower of written notice from the Lender of the satisfaction in full of the obligations of the Borrower under the Note and this Agreement and shall remain in full force and effect until all of the obligations of the Borrower shall have been paid and performed in full.

7.18 No Setoffs by Borrower. No setoff or claim that Borrower now has or may in the future have against Lender shall relieve Borrower from paying or performing the Note.

7.19 Notices. All notices required or permitted to be given hereunder shall be in accordance with provisions of the Note.

7.20 Jury Waiver. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE NOTE OR IN ANY WAY RELATING TO THE LOAN OR THE COLLATERAL (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement was executed by Borrower and Lender as of the date first set forth above.

SJ FUND, LLC
an Arizona Limited
Liability Company

By:	/s/ William R. Smith, III
Name:	William R Smith III
Title:	Manager

Set Jet, Inc.
a Nevada corporation

By:	/s/ Thomas P. Smith
Name:	Thomas P. Smith
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO BORROWER SECURITY AGREEMENT

Schedule I

Deposit Accounts

1. Bank Name and Account No.

2. Bank Name and Account No.

3. Bank Name and Account No.

Schedule I-1